EXHIBIT 99.1

GSE Reports Third Quarter 2013 Results

HOUSTON, TX – November 15, 2013 – GSE Holding, Inc. (the “Company” or “GSE”) (NYSE: GSE), a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications, today reported its financial results for the Company’s third quarter of 2013.

Selected financial results for the third quarter of 2013:

•	Net sales of $118.0 million vs. $121.2 million in 3Q 2012
•	Gross margin of 11.6% vs. 17.4% in 3Q 2012
•	Adjusted EBITDA* of $7.5 million vs. $12.6 million in 3Q 2012
•	GAAP Net Loss of $35.8 million or ($1.77) per diluted share vs. net income of $5.2 million or $0.26 per diluted share in 3Q 2012
•
A non-cash charge of $25.2 million was recorded relative to a goodwill impairment for the North American  business as well as a $6.6 million non-cash tax charge to establish a reserve for the valuation of U.S. deferred tax assets

“The third quarter was a substantial improvement from earlier quarters this year, especially in some of our international regions,” said Chuck Sorrentino, President and Chief Executive Officer.  “Europe/Africa adjusted EBITDA* in the third quarter was $3.4 million, compared to an adjusted EBITDA* loss of $2.0 million in the first half of 2013.  While margins in the third quarter were under pressure in North America, revenues were flat as we begin to better utilize our capacity by diversifying the customer base, and leveraging our recent SynTec acquisition.  Furthermore, we have reorganized our sales force to better demonstrate the differentiated nature of our value added products to our customers.  The Company has made significant SG&A reductions, the results of which began to reflect in SG&A expense in the third quarter of 2013. We expect the full benefit of such reductions to be realized in 2014.  Also, capacity expansions in our Thailand and Egypt facilities, and the soon to be completed new China facility bode well for our continued share growth in our targeted markets.  We believe GSE is uniquely positioned to take advantage of the trends influencing the global economy, and that our focus on continued innovation and share growth, coupled with productivity improvements and disciplined expense management, will result in an improved second half of 2013 versus the first half of this year.”

Mr. Sorrentino added, “I want to thank Mike Kirksey for his service to GSE and we wish him all the best in his new position and I look forward to working closely with Daniel Storey as he transitions into the role of Chief Financial Officer from Chief Accounting Officer.”

The Company continues to work diligently with its investment bank and potential investors to raise junior capital as it committed to its existing bank group.  In addition, the Company is simultaneously working to secure a complete refinancing of the Company’s U.S. revolver and term debt ($172 million outstanding as of September 30, 2013).  While the Company was in compliance with the covenants under its existing U.S. loan agreements as of September 30, 2013, it is highly unlikely that it will be in compliance with covenant requirements for future quarters.  As a result, the Company has classified its U.S. revolver and term loan balances as current in its September 30, 2013 balance sheet.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Third Quarter Summary

Total net sales for the third quarter were $118.0 million, compared to $121.2 million for the prior year period. Gross profit was $13.7 million in the third quarter of 2013 compared to $21.0 million in the prior year period, resulting in gross margin for the third quarter of 2013 declining to 11.6% from 17.4% in the prior year period.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2013 as reported include non-recurring restructuring charges and professional fees and non-cash stock-based compensation expense.  Excluding these non-recurring expenses and non-cash charges, SG&A expenses for the third quarter of 2013 were $9.9 million compared to $12.6 million in second quarter of 2013 and $11.8 million for the third quarter of 2012.

During the third quarter of 2013, the Company performed an interim assessment of goodwill due to identification of impairment indicators.  Such indicators included continued weak gross margins, under-achievement of previous financial projections as well as a lower stock price.  Based on this assessment, a non-cash impairment charge totaling $25.2 million was recorded related to the Company’s North America reporting unit.  In addition, the Company assessed the realizability of its U.S. deferred tax assets and concluded a non-cash valuation allowance of $6.6 million was necessary in the third quarter.

GAAP net loss for the quarter was $35.8 million, or ($1.77) per diluted share, compared to net income of $5.2 million, or $0.27 per diluted share in the prior year period.  Adjusted EBITDA* was $7.5 million compared to $12.6 million in the prior year period.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Conference Call

GSE will hold a conference call today, November 15, 2013, at 9:00 a.m. Central Time to discuss the Company’s operating results. The conference call can be accessed by dialing 877-616-4476 (domestic) or 402-875-4763 (international). A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-855-859-2056, or for international callers, 1-404-537-3406. The passcode for the live call and the replay is 94459387. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 19, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call via the Investor Relations section of GSE’s website at http://ir.gseworld.com.

Use of Non-GAAP Financial Measures (Adjusted EBITDA)

Adjusted EBITDA represents net income (loss) before interest expense, income tax expense, depreciation, goodwill impairment, amortization of intangibles, loss (gain) on foreign currency transactions, restructuring expenses, certain professional fees, stock-based compensation expense, public offering related costs, loss on extinguishment of debt and management fees.  Adjusted EBITDA is a “non-GAAP financial measures,” and is intended as a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA should not be considered as an alternative to net income, income from continuing operations, earnings per share or any other performance measure derived in accordance with GAAP.  The presentation of Adjusted EBITDA should not be construed to imply that future results will be unaffected by unusual or non-recurring items.  Management believes that this measure is meaningful to investors to enhance their understanding of the Company’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare the Company’s performance with the performance of other companies that report Adjusted EBITDA.  Management’s calculation of this measure may not be comparable to similarly titled measures reported by other companies.  A reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, appears in the section of this press release titled “Reconciliation of Net Income (Loss) to Adjusted EBITDA”.

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids, and gases for organizations engaged in waste management, mining, water, wastewater, and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company's principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills; contain materials generated in certain mining processes; and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers, and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the United States, Chile, Germany, Thailand and Egypt.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give management’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to management.  Important factors that could cause actual results to differ materially from statements included in this press release can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Form 10-Q for the quarter ended September 30, 2013 and other documents filed with the SEC.  These documents are available in the Investor Relations section of the Company’s website at http://www.gseworld.com.

The Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects. The forward-looking statements included in this press release are made only as of the date hereof. Management undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:
Daniel Storey
Senior Vice President and Chief Financial Officer
281-230-6733
dstorey@gseworld.com

Financial Tables

GSE Holding, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$18,699	$18,068
Accounts receivable:
Trade, net of allowance for doubtful accounts of $2,473 and $869, respectively	89,466	96,987
Other	2,896	3,626
Inventory, net	79,129	64,398
Deferred income taxes	1,299	1,111
Prepaid expenses and other	5,295	6,681
Income taxes receivable	1,549	1,538
Total current assets	198,333	192,409
Property, plant and equipment, net	75,848	70,172
Goodwill	9,644	58,895
Other assets	12,714	14,622
TOTAL ASSETS	$296,539	$336,098
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,401	$36,632
Accrued liabilities and other	15,061	23,045
Short-term debt	18,372	985
Current portion of long-term debt	172,452	3,147
Total current liabilities	255,286	63,809
Other liabilities	1,240	1,211
Deferred income taxes	1,222	1,078
Long-term debt, net of current portion	7,673	167,282
Total liabilities	265,421	233,380
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $.01 par value, 150,000,000 shares authorized, 20,360,612 and 19,846,684 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	204	198
Additional paid-in capital	131,466	130,617
Accumulated deficit	(100,534)	(28,372)
Accumulated other comprehensive income (loss)	(18)	275
Total stockholders’ equity	31,118	102,718
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$296,539	$336,098

GSE Holding, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$117,976	$121,200	$321,311	$355,285
Cost of products	104,281	100,150	281,150	295,636
Gross profit	13,695	21,050	40,161	59,649
Selling, general and administrative expenses	12,547	11,945	40,008	34,684
Non-recurring initial public offering related costs	—	—	—	9,655
Amortization of intangibles	401	295	1,155	893
Impairment of goodwill	25,244	—	51,667	—
Operating income (loss)	(24,497)	8,810	(52,669)	14,417
Other expenses (income):
Interest expense, net of interest income	5,076	3,199	12,525	12,836
Loss on extinguishment of debt	—	—	—	1,555
Other expense (income)	239	(555)	1,221	(138)
Income (loss) from continuing operations before income taxes	(29,812)	6,166	(66,415)	164
Income tax provision	6,010	756	5,747	3,483
Income (loss) from continuing operations	(35,822)	5,410	(72,162)	(3,319)
Loss from discontinued operations, net of tax	—	(170)	—	(411)
Net income (loss).	(35,822)	5,240	(72,162)	(3,730)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,441	689	(293)	(19)
Comprehensive income (loss)	$(34,381)	$5,929	$(72,455)	$(3,749)

Basic net income (loss) per common share:
Continuing operations	$(1.77)	$0.28	$(3.60)	$(0.19)
Discontinued operations	—	(0.01)	—	(0.02)
	$(1.77)	$0.27	$(3.60)	$(0.21)
Diluted net income (loss) per common share:
Continuing operations	$(1.77)	$0.27	$(3.60)	$(0.19)
Discontinued operations	—	(0.01)	—	(0.02)
	$(1.77)	$0.26	$(3.60)	$(0.21)
Basic weighted-average common shares outstanding	20,195	19,459	20,056	17,978
Diluted weighted-average common shares outstanding	20,195	20,436	20,056	17,978

GSE Holding, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(72,162)	$(3,730)
Loss from discontinued operations	—	411
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Impairment of goodwill	51,667	—
Depreciation and amortization	14,093	13,468
Deferred income tax provision (benefit)	5,001	(1,385)
Loss on extinguishment of debt	—	1,555
Stock-based compensation	792	4,453
Changes in operating assets and liabilities, net of effect of acquisitions:
Decrease (increase) in accounts receivable	10,080	(21,266)
Increase in inventory	(13,340)	(16,133)
Increase in accounts payable	10,014	2,502
All other items, net	(6,410)	(4,784)
Net cash used in operating activities – continuing operations	(265)	(24,909)
Net cash used in operating activities – discontinued operations	—	(19)
Net cash used in operating activities	(265)	(24,928)
Cash flows from investing activities:
Purchase of property, plant and equipment	(15,595)	(21,975)
Acquisition of business, net of cash acquired	(9,657)	—
Net cash used in investing activities	(25,252)	(21,975)
Cash flows from financing activities:
Proceeds from lines of credit	81,096	85,777
Repayments of lines of credit	(58,403)	(83,770)
Proceeds from long-term debt	6,540	25,674
Repayments of long-term debt	(2,350)	(43,471)
Net proceeds from the exercise of stock options	235	888
Payments for debt issuance costs	(1,348)	(1,736)
Net proceeds from initial public offering	—	65,927
Net cash provided by financing activities – continuing operations	25,770	49,289
Effect of exchange rate changes on cash – continuing operations	378	304
Effect of exchange rate changes on cash – discontinued operations	—	39
Net increase in cash and cash equivalents	631	2,729
Cash and cash equivalents at beginning of period	18,068	9,076
Cash and cash equivalents at end of period	$18,699	$11,805

GSE Holding, Inc.
NON-GAAP RECONCILIATION SCHEDULE

Reconciliation of Adjusted EBITDA:

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Net (loss) income	$(35,822)	$5,240	$(72,162)	$(3,730)
Loss from discontinued operations, net of tax	—	170	—	411
Interest expense, net	5,076	3,199	12,525	12,836
Income tax expense	6,010	756	5,747	3,483
Depreciation and amortization expense	4,191	3,618	11,764	10,684
Foreign exchange (gain) loss	192	(571)	951	(513)
Impairment of goodwill	25,244	—	51,667	—
Loss on extinguishment of debt	—	—	—	1,555
Restructuring expense	1,133	—	1,321	93
Non-recurring professional fees	1,126	—	2,079	597
Stock-based compensation expense	359	112	792	145
Public offering related costs	—	—	—	9,655
Management fees	—	—	—	229
Other	13	45	124	189
Adjusted EBITDA	$7,522	$12,569	$14,808	$35,636